WAT SUBSCRIPTION AGREEMENT

               WAT SUBSCRIPTION AGREEMENT, dated as of December 17, 1998, between Westfield America, Inc.(ARBN 082 554 541), a Missouri corporation (the "Company"), Perpetual Trustee Company Limited (ACN 000 001 007), an Australian company (the "Trustee"), and Westfield America Management Limited (ACN 072 780 619), an Australian company (the "Manager").

                            W I T N E S S E T H:
                            - - - - - - - - - -

               WHEREAS, pursuant to the Trust Deed, dated March 28, 1996, as amended (the "Trust Deed"), between the Trustee and the Manager, Westfield America Trust, an Australian public property trust ("WAT"), was created; and the Trustee and the Manager have authority to act on behalf of WAT under the Trust Deed;

               WHEREAS, the Manager has directed the Trustee on behalf of WAT to subscribe for and purchase, and the Company desires to sell to the Trustee on behalf of WAT, 138,889 shares (the "Shares") of Series D-1 Cumulative Convertible Redeemable Preferred Stock of the Company, par value $1.00 (the "Series D-1 Preferred Stock"), subject to the terms and conditions contained herein.

               NOW, THEREFORE, to implement the foregoing and in consideration of the mutual agreements contained herein, the parties hereto hereby agree as follows:

               1. Purchase and Sale of the Shares. Subject to all of the terms and conditions of this Agreement, the Company agrees to sell and the Trustee on behalf of WAT agrees to purchase the Shares on the Closing Date (as defined in Section 2) for consideration as provided in Section 2(b). The Shares shall have the rights set forth in the Certificate of Designation relating to the Series D-1 Preferred Stock, substantially in the form attached as Exhibit A hereto (the "Series D-1 Certificate").

               2.     Closing.
                      -------

                      (a) Time and Place. Subject to the satisfaction of the conditions contained herein, the closing of the sale of the Shares (the "Closing") shall take place on a date mutually agreed upon by the parties hereto (the "Closing Date"). The Closing shall occur at the offices of Westfield America Inc., 11601 Wilshire Boulevard, 12th Floor, Los Angeles, California 90025.

                      (b) Delivery by the Trustee. At the Closing, the Trustee shall deliver $25,000,020 to the Company by wire transfer of immediately available funds to the following account:

                                    Account Name:          Westfield America
                                                           Limited Partnership
                                    Account Number:        1420203965
                                    Bank Name:             Bank of America
                                    Routing ABA Number:    121000358

                      (c) Delivery by the Company. At the Closing, the Company shall deliver to the Trustee on behalf of WAT, a stock certificate registered in the Trustee's name and representing the Shares.

               3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Trustee as follows:

                      (a) Authorization. The Company has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been or will be duly authorized by the Company.

                      (b) The Shares. The Shares, to be delivered by the Company at the Closing, as of the Closing Date, will have been duly authorized for issuance and, when delivered in accordance with this Agreement, will be validly issued, fully paid and non-assessable.

                      (c) Series C-1 Preferred Stock Purchase Agreement. The representations and warranties of the Company contained in the Series C-1 Preferred Stock Purchase Agreement, dated as of the date hereof, among the Company, Westfield America Limited Partnership and Security Capital Preferred Growth Incorporated (the "Series C-1 Purchase Agreement") are true and correct in all material respects.

               4. Representations and Warranties of Trustee and Manager. The Manager and the Trustee hereby represent and warrant to the Company as follows:

                      (a) Authorization. Each of the Trustee and the Manager has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof and on behalf of WAT. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by or on behalf of each of the Trustee and the Manager.

                      (b)    Acquisition for Investment.

                             (i) The Trustee is acquiring the Shares in its capacity as Trustee of WAT for investment on behalf of WAT and not with a view to or for sale in connection with any distribution thereof, and WAT has no present intention or plan to effect any distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Trustee and the Manager have received copies of the Company's Report on Form 10-K for the year ended December 31, 1997, the reports filed with the Securities and Exchange Commission since December 31, 1997, pursuant to
                                    Section 13 of the Securities Exchange
                                    Act of 1934, as amended, and the
                                    Company's Registration Statement on
                                    Form S-3 (File No. 333-52977), as filed
                                    with the Commission on June 1, 1998
                                    (collectively, the "Disclosure
                                    Documents"). The Trustee and the
                                    Manager have been furnished the
                                    opportunity to ask questions of and
                                    receive answers from representatives of
                                    the Company concerning the Disclosure
                                    Documents and the business and
                                    financial affairs of the Company.

                             (ii) The Trustee and the Manager understand that the Shares and the common stock to be issued upon conversion thereof (the "Conversion Stock") have not been registered under the Securities Act or applicable state securities laws and agree not to sell, pledge or otherwise transfer any of the Shares or Conversion Stock in the absence of such registration or an opinion of counsel reasonably satisfactory to the Company that such registration is not required. The Trustee and the Manager acknowledge that the Company is not required to register the Shares or the Conversion Stock.

               5. Legends. The Manager acknowledges and agrees that any certificates evidencing the Series D-1 Preferred Stock purchased pursuant to this Agreement and the Conversion Stock issuable upon conversion thereof shall be stamped or endorsed with legends in substantially the following form and shall be subject to the provisions of such legends:

        "THE SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM AND AS SET FORTH HEREIN.

        THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (2) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO (i) THE RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER THAT SUCH REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, AND (ii) THE RECEIPT BY THE ISSUER OF SUCH OTHER EVIDENCE REASONABLY ACCEPTABLE TO THE ISSUER THAT SUCH REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, (3) TO THE ISSUER, ITS AFFILIATES, AND (4) IN THE CASE OF A TRANSFER UNDER (1), (2) OR (3) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS SECURITY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

               The Manager acknowledges and agrees that each certificate in respect of the Series D-1 Preferred Stock shall bear the following additional legend:

        "THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. NO INDIVIDUAL MAY BENEFICIALLY OWN SHARES IN EXCESS OF THE THEN APPLICABLE OWNERSHIP LIMIT, WHICH MAY DECREASE OR INCREASE FROM TIME TO TIME, UNLESS SUCH INDIVIDUAL IS AN EXISTING HOLDER. IN GENERAL, ANY INDIVIDUAL WHO ATTEMPTS TO BENEFICIALLY OWN SHARES IN EXCESS OF THE OWNERSHIP LIMIT MUST IMMEDIATELY NOTIFY THE CORPORATION. ALL CAPITALIZED TERMS USED IN THIS LEGEND HAVE THE MEANINGS SET FORTH IN THE RESTATED ARTICLES OF INCORPORATION, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON OWNERSHIP AND TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS. IF THE RESTRICTIONS ON OWNERSHIP AND TRANSFER ARE VIOLATED, THE PREFERRED SHARES REPRESENTED HEREBY MAY BE AUTOMATICALLY EXCHANGED FOR EXCESS SHARES AND DEEMED TRANSFERRED TO A SPECIAL TRUST AS PROVIDED IN THE RESTATED ARTICLES OF INCORPORATION."

               The Manager acknowledges and agrees that the certificates in respect of the Conversion Stock shall bear the following additional legend.

               "THE COMMON SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP AND TRANSFER FOR THE PURPOSE OF THE CORPORATION'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. NO INDIVIDUAL MAY BENEFICIALLY OWN SHARES IN EXCESS OF THE THEN APPLICABLE OWNERSHIP LIMIT, WHICH MAY DECREASE OR INCREASE FROM TIME TO TIME, UNLESS SUCH INDIVIDUAL IS AN EXISTING HOLDER. IN GENERAL, ANY INDIVIDUAL WHO ATTEMPTS TO BENEFICIALLY OWN SHARES IN EXCESS OF THE OWNERSHIP LIMIT MUST IMMEDIATELY NOTIFY THE CORPORATION. ALL CAPITALIZED TERMS USED IN THIS LEGEND HAVE THE MEANINGS SET FORTH IN THE RESTATED ARTICLES OF INCORPORATION, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON OWNERSHIP AND TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS. IF THE RESTRICTIONS ON OWNERSHIP AND TRANSFER ARE VIOLATED, THE COMMON SHARES REPRESENTED HEREBY MAY BE AUTOMATICALLY EXCHANGED FOR EXCESS SHARES AND DEEMED TRANSFERRED TO A SPECIAL TRUST AS PROVIDED IN THE RESTATED ARTICLES OF INCORPORATION.

               6.     Covenants.

                      (a) Covenants of the Company. The Company hereby covenants to submit to a shareholder vote at its 1999 Annual Meeting (the "1999 Annual Meeting") or at a special shareholder meeting held prior to such time, the question of whether the Series D-1 Preferred Stock shall be convertible into common stock, par value $0.01 of the Company (the "Proposition").

                      (b) Covenants by the Trustee. The Trustee agrees to attend, in person or by proxy, the 1999 Annual Meeting or any special shareholder meeting held prior to such time, and to vote upon the Proposition.


               7.     Conditions.

                      (a) Conditions to the Obligations of the Trustee. The obligation of the Trustee to purchase the Shares at the Closing is subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

                             (i)    The representations and warranties of
                                    the Company contained in this Agreement
                                    shall be true and correct in all
                                    material respects at and as of the date
                                    hereof, and true and correct in all
                                    material respects at and as of the
                                    Closing Date as if made at and as of
                                    such time;

                             (ii)   No Bankruptcy Event or Acceleration
                                    Event with respect to the Company shall
                                    have occurred and be continuing, and
                                    the Trustee shall have received a
                                    certificate of a Co- President, Chief
                                    Financial Officer or the Secretary of
                                    the Company, dated as of the Closing
                                    Date, to the effect that no such
                                    Bankruptcy Event or Acceleration Event
                                    has occurred and is continuing (in each
                                    case, subject to clause (y) of the
                                    definition of "Acceleration Event").

               A "Bankruptcy Event" shall occur with respect to the Company if (x) a court of appropriate jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company in an involuntary case, (B) appoints a Receiver of the Company or for all or substantially all of its property or (C) orders the liquidation of the Company; or (y) the Company pursuant to or within the meaning of any Bankruptcy Law (A) commences a voluntary case, (B) consents to the entry of an order for relief in an involuntary case, (C) consents to the appointment of a Receiver of it or for all or substantially all of its property, or (D) makes a general assignment for the benefit of its creditors.

               An "Acceleration Event" shall occur with respect to the Company if the Company defaults under the terms of any agreement or instrument evidencing or under which the Company has at the date of this Agreement or hereafter outstanding any Senior Indebtedness that is full recourse to the Company and such Senior Indebtedness shall be accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise become due and payable and the aggregate principal amount thereof so accelerated exceeds U.S.$150,000,000 and such acceleration is not rescinded or annulled within 90 Business Days; provided, however, that (x) if such default under such agreement or instrument is remedied or cured by the Company or waived by the holders of such Senior Indebtedness, then the Acceleration Event hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived or (y) if the Company provides to the Trustee a certificate of the president or a co-president, chief financial officer or a vice president of the Company to the effect that the Company holds sufficient funds, or has sufficient availability under its credit facilities, to discharge such Senior Indebtedness, then for all purposes of this Agreement the Acceleration Event shall be deemed not to have occurred.

               For the purposes of this Section 7:

               "Bankruptcy Law" means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

               "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in New York are authorized or obligated by law or executive order to close.

               "Indebtedness" means (i) the principal obligations of the Company for borrowed money (other than (x) the deferred purchase price of property or services and (y) indebtedness to trade creditors and service providers incurred in the ordinary course of business) and (ii) the principal obligations of the Company evidenced by bonds, notes, debentures or other similar instruments.

               "Receiver" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

               "Senior Indebtedness" means any Indebtedness of the Company that is not subordinated in right of payment to any other
        Indebtedness of the Company.

                             (iii) The Company shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Closing Date pursuant to the terms hereof;

                             (iv)   The closing under the Series C-1
                                    Purchase Agreement shall be occurring
                                    simultaneously with the Closing of the
                                    issuance and sale of the Shares.

                      (b) Conditions to the Obligations of the Company. The obligation of the Company to sell the Shares at the Closing is subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

                             (i)    The representations and warranties of
                                    the Manager and the Trustee contained
                                    in this Agreement shall be true and
                                    correct in all material respects at and
                                    as of the date hereof, and true and
                                    correct in all material respects at and
                                    as of the Closing Date as if made at
                                    and as of such time; and

                             (ii)   Each of the Trustee and the Manager
                                    shall have performed in all material
                                    respects its obligations under this
                                    Agreement required to be performed by
                                    it at or prior to the Closing Date
                                    pursuant to the terms hereof.

               8. Conditions to Effectiveness. The Trustee shall have no obligation to purchase the Shares until the Trustee receives all of the following opinions in a form reasonably acceptable to the Trustee: an Australian legal opinion and United States legal opinion, an Australian taxation opinion and a United States tax opinion.

               9.     Maintenance of REIT Status.

                      (a) So long as the Trustee on behalf of WAT owns any of the Shares of Series D-1 Preferred Stock, the Company will continue to be taxed as a real estate investment trust pursuant to Sections 856 through 860 of the Code.

                      (b) If the Company shall fail to continue to be taxed as a real estate investment trust pursuant to Sections 856 through 860 of the Code (a "REIT-Termination Event"), the Trustee on behalf of WAT shall have the right to require the Company, to the extent the Company shall have funds legally available therefor, to repurchase any or all of the Series D-1 Preferred Stock held by the Trustee on behalf of WAT at a repurchase price payable in cash (the "REIT-Repurchase Payment") in an amount equal to 115% of the Liquidation Preference (as defined in the Series D-1 Certificate) thereof, plus accrued and unpaid dividends whether or not declared, if any to the date of repurchase or the date payment is made available (the "REIT-Repurchase Date").

                      (c) Within 15 days following the Company becoming aware that a REIT-Termination Event has occurred, the Corporation shall mail by first class mail or recognized overnight courier a notice to the Trustee and the Manager stating
                             (A) that a REIT-Termination Event has occurred and that the Trustee on behalf of WAT has the right to require the Company to repurchase any or all of the Series D-1 Preferred Shares then held by the Trustee on behalf of WAT, (B) the date of repurchase (which shall be a Business Day (as defined in the Series D-1 Certificate), no earlier than 30 days and no later than 60 days from the date such notice is mailed, or such later date as may be necessary to comply with the requirements of the Securities Exchange Act of 1934, as amended), (C) the repurchase price and (D) the instructions determined by the Company, consistent with this subsection, that the Trustee must follow in order to have the Series D-1 Preferred Shares repurchased.

                      (d) On the REIT-Repurchase Date, the Company, to the extent lawful, shall accept for payment Series D-1 Preferred Stock or portions thereof tendered by the holders thereof pursuant to the REIT- Repurchase Offer and promptly, by wire transfer of immediately available funds to such holders, as directed by such holders, send an amount equal to the REIT-Repurchase Payment in respect of all Series D-1 Preferred Stock, or portions thereof so tendered.

                      (e) Notwithstanding anything else herein to the contrary, to the extent they are applicable to any REIT-Repurchase Offer, the Company will comply with any federal and state securities laws, rules and regulations and all time periods and requirements shall be adjusted accordingly.

               10.    Trustee's Limitation of Liability.

                      (a) The Trustee enters into this Agreement only in its capacity as trustee of WAT and in no other capacity. Any liability arising under or in connection with this Agreement will be limited to, and can be enforced against the Trustee only to the extent to which such liability can be satisfied out of, the property or assets of WAT from which the Trustee is actually indemnified for such liability. This limitation of the Trustee's liability under this Agreement will apply despite any other provision of this Agreement and extends to all liabilities and obligations of the Trustee in any way related to any representation, warranty, conduct, omission, agreement or transaction related to this Agreement, subject to paragraph (c)(i) of this Section 10.

                      (b) Neither the Company nor the Manager may sue the Trustee in any capacity other than as trustee of WAT, including to seek the appointment of a receiver (except in relation to the property or assets of WAT), a liquidator, an administrator or any similar person with respect to the Trustee or to prove in any liquidation, administration or arrangement of or affecting the Trustee (except in relation to the property or assets of WAT), subject to paragraph (c)(i) of this
                             Section 10.

                      (c) Notwithstanding the foregoing paragraphs (a) and (b), the provisions of this Section 10 shall not: (i) apply to any obligation or liability of the Trustee to the extent that it is not satisfied because under the Trust Deed establishing WAT or by operation of law there is a reduction in the extent of the Trustee's indemnification out of the property or assets of WAT as a result of the Trustee's fraud, negligence or breach of trust; or (ii) in any way limit the right of the Company to bring any action or proceeding for the performance by the Trustee (in its capacity as trustee of WAT) or the Manager of any of their respective obligations under this Agreement or the Company's right to recover damages from the property or assets of WAT.

               11. Dividends. The Trustee and the Manager hereby acknowledge and agree that the Company will pay the dividends due and payable on the Series D-1 Preferred Shares for the quarter ended December 31, 1998 concurrently with the dividends due and payable for the quarter ended March 31, 1999.

               12.    Miscellaneous.

                      (a) Notices. All notices and other communications made in connection with this Agreement shall be in writing and shall be (i) sent by facsimile, with a copy mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or (ii) transmitted by hand delivery, addressed as follows (or at such other address as may be specified in writing to the other party hereto):

                             (i)    if to the Company, to:

                                    Westfield America, Inc.
                                    11601 Wilshire Boulevard
                                    Los Angeles, California 90025
                                    Telecopy:  310-478-8776
                                    Attention: Irv Hepner, Secretary

                                    with a copy to:

                                    Skadden, Arps, Slate, Meagher & Flom LLP
                                    300 South Grand Avenue, Suite 3400
                                    Los Angeles, California 90071
                                    Telecopy: 213-687-5600
                                    Attention: Gregg A. Noel, Esq.

                            (ii)    if to the Manager, to:

                                    Westfield America Management Limited
                                    Level 24 Westfield Towers
                                    100 William Street
                                    Sydney NSW 2011 Australia
                                    Telecopy:  011 612 93587077
                                    Attention: Craig Van der Laan, Secretary

                            (iii)   if to the Trustee, to:

                                    Perpetual Trustee Company Limited
                                    39 Hunter Street
                                    Sydney NSW 2000 Australia
                                    Telecopy:  011 612 92315606
                                    Attention: Allan Cowper,
                                               National Manager-Property Trusts

               All such notices and communications shall be deemed to have been received on the date of delivery.

                      (b) Binding Effect; Benefits, Etc. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any benefit or any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

                      (c)    Waiver; Amendment.

                             (i)    Waiver. No amendment, modification or
                                    discharge of this Agreement, and no
                                    waiver hereunder, shall be valid or
                                    binding unless set forth in writing and
                                    duly executed by the party against whom
                                    enforcement of the amendment,
                                    modification, discharge or waiver is
                                    sought. Any such waiver or instance
                                    shall constitute a waiver, modification
                                    or discharge, as the case may be, only
                                    with respect to the specific matter
                                    described in such writing and shall in
                                    no way impair the rights of the party
                                    granting such waiver in any other
                                    respect or at any other time.

                             (ii)   Amendment. This Agreement may be
                                    amended, modified or supplemented only
                                    by a written instrument executed by the
                                    Company, the Trustee and the Manager.

                      (d) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company, the Manager or the Trustee without the prior written consent of the other parties.

                      (e) Separability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                      (f) Governing Law; Consent to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. INCLUDING WITHOUT LIMITATION, SECTIONS 5- 1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

               The Company, the Trustee and the Manager each irrevocably submits to the non- exclusive jurisdiction of any New York State or United States federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to this Agreement. The Company, the Trustee and the Manager each irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in any such court and any claim that any such proceeding brought in such court has been brought in an inconvenient forum. The Company, the Trustee and the Manager each agree that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding on it and may be enforced in any court to the jurisdiction of which it is subject by a suit upon such judgment. The Company, the Trustee and the Manager each hereby irrevocably consent to service of copies of the summonses and complaints and any other process. Such service may be made by mailing or delivering a copy of such process to their respective addresses set forth above or by any other means provided for by applicable law.

                      (g) Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                      (h) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.


               IN WITNESS WHEREOF, the Company, the Manager and the Trustee have duly executed this WAT Subscription Agreement by their authorized representatives as of the date first above written.


                                     WESTFIELD AMERICA, INC.




                                     By: /s/ Peter S. Lowy
                                         --------------------------------------
                                         Name: Peter S. Lowy
                                         Title: Co-President


                                     WESTFIELD AMERICA MANAGEMENT
                                     LIMITED,
                                     As Manager of Westfield America Trust


                                     By: /s/ Craig van der Laan de Vries
                                         --------------------------------------
                                         Name: Craig van der Laan de Vries
                                         Title: Attorney Appointed under Power
                                                of Attorney, dated 14 December
                                                1998


                                     PERPETUAL TRUSTEE COMPANY LIMITED,
                                     As Trustee of Westfield America Trust



                                     By: /s/ Allan Cowper
                                         --------------------------------------
                                         Name: Allan Cowper
                                         Title: National Manager Property Trusts